Exhibit 99.1

Talos Energy Announces Strategic Acquisition of Gulf of America Deepwater Oil Assets

Houston, Texas, June 30, 2026 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the execution of a definitive agreement to jointly acquire certain deepwater assets in the Gulf of America from Shell Offshore Inc. (“Shell”), alongside an affiliate of Ridgewood Energy Corporation, for cash consideration of $850 million (net to Talos), subject to customary purchase price adjustments (the “Acquisition”). Talos expects its final net cash consideration to be approximately $450—$500 million(1), based upon estimated interim cash flow from the acquired assets from the July 1, 2025 Acquisition effective date.

Strategic Rationale:

•	Enhances Scale with Significant Financial Accretion: Adds low-cost, high-margin, oil-weighted production and is expected to be immediately accretive to key financial metrics.

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Increases Reserves and Production with Future Development Upside: Adds proved reserves of approximately 23 million barrels of oil equivalent (“MMBoe”) and 10 MMBoe of probable reserves, with additional operated Infrastructure-Led Exploration (ILX) opportunities supporting future growth. Production for the first quarter 2026 was 16 thousand barrels of oil equivilent per day (“MBoe/d”), ~77% oil.

•

Maintains Balance Sheet Strength and Financial Flexibility: The transaction is expected to be funded through a combination of cash on hand and debt, allowing Talos to maintain a strong balance sheet and leverage profile consistent with its disciplined capital allocation framework.

Talos President and Chief Executive Officer Paul Goodfellow commented, “We are pleased to announce the acquisition of these high-quality deepwater assets directly aligned with Pillar Two of our strategy. The bolt-on is highly accretive, materially enhances free cash flow, and includes Infrastructure-Led Exploration opportunities where our field life extension track record can unlock value beyond current reserves. We also see a clear pathway for operated development activity to compete for capital beginning in 2027, further supporting long-term value creation as we continue to advance our strategy to build a long-lived, scaled portfolio and become the leading pure-play offshore E&P.”

GULF OF AMERICA BOLT-ON ACQUISITION

The acquired assets include a 50% working interest and operatorship in the Coulomb field owned exclusively by Shell and a 25% non-operated working interest in the BP-operated Na Kika platform and four associated fields, including Kepler, Ariel, Fourier, and Herschel. Upon executing definitive agreements, Talos provided a deposit of $42.5 million in escrow, to be credited at close. Based upon estimated interim cash flow from the acquired assets from the July 1, 2025 Acquisition effective date, Talos expects its final net cash consideration to be approximately $450—$500 million(1), excluding the deposit. The working interests in the BP-operated Na Kika platform and associated fields are subject to a 30-day preferential right by affiliates of BP, which, if exercised, would result in Talos only acquiring a 50% working interest and operatorship in the Coulomb field.

First quarter 2026 average production for the interests Talos is acquiring was approximately 16 MBoe/d (~77% oil). The acquired assets include approximately 23 MMBoe of proved reserves and probable reserves of 10 MMBoe, based on NSAI SEC year-end 2025 reserves report, net to Talos and net of P&A.

Other commercial terms of the agreement include a 50% upside sharing agreement effective at closing through year-end 2027 subject to commodity-price-based thresholds if realized price exceeds $60/Bbl as well as certain other contingencies and agreements.

The Acquisition is expected to close by the end of 2026, subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of applicable preferential purchase rights with respect to applicable Na Kika interests.

TRANSACTION FINANCING

The Company expects to fund the Acquisition through a combination of cash on hand and debt. In connection with the transaction, Talos has secured $150 million of incremental commitments from its existing lenders, increasing the Company’s borrowing base from the current $700 million to $850 million, subject to and effective upon closing the Acquisition.

Talos Executive Vice President and Chief Financial Officer Zach Dailey added, “This strategic transaction in the Gulf of America is expected to be immediately accretive to key financial metrics and deliver long-term value while maintaining balance sheet strength and preserving financial flexibility. Importantly, the increased borrowing base reflects strong confidence from our lenders in the quality of the acquired assets, Talos’s base business, and the financial framework that underpins our strategy. On a pro forma basis, we expect to maintain leverage consistent with our financial framework.”

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

OPERATIONS UPDATE AND 2026 GUIDANCE

The Company successfully completed the Genovesa workover and returned the well to production late in the second quarter of 2026, consistent with its previous guidance.

As recently announced by the operator, the first Monument development well was successfully drilled to its total measured depth of 32,250 feet and encountered 245 feet of net pay confirming pre-drill expectations. Drilling is set to commence on the second development well followed by completion operations on both wells. First oil is expected by late 2026.

The Company expects to update its 2026 operating and financial guidance for the Acquisition following closing.

ADVISORS

Greenhill, a Mizuho affiliate, served as exclusive financial advisor to Talos on the Acquisition.

Footnotes:

(1)	Assumes estimated closing date of September 1, 2026.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on safely maximizing long-term value through its Exploration & Production business in the United States Gulf of America and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Kyle Sahni

Kyle.Sahni@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements, other than statements of historical fact included in this communication, are forward-looking statements, including, but not limited to, statements regarding our plans and expectations regarding the Acquisition, including the anticipated financing, timing and benefits of the Acquisition, the anticipated impact of the Acquisition on our financial position, growth opportunities and competitive position, and our projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, our ability to consummate the Acquisition on the terms currently contemplated, including the risk that we or other parties to the transaction may be unable to satisfy the conditions to closing the Acquisition; our ability to realize the anticipated benefits of the Acquisition; the risk that BP exercises its preferential right with respect to the Na Kika facilities and associated fields; changes in market conditions affecting the oil and gas industry or long-term oil and gas price levels; political or regulatory developments; reservoir performance; the outcome of future exploration efforts; timely completion of development projects; technical or operating factors; the uncertainty inherent in projecting ultimate recoverable resources and future rates of production and cash flows and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, including the proposed Acquisition; risks and uncertainties related to economic, market or business conditions; and the other risks and uncertainties discussed in our most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other Securities and Exchange Commission filings.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002